Exhibit 99.1

FOR IMMEDIATE RELEASE

CBIZ Reports Fourth-Quarter and Full-Year 2025 Financial Results
Full Year Revenue Up 52% and EPS Up 135% Attributable to Acquisition, Integration Nearly Complete, 2026 Outlook Expects YoY Growth in Revenue, Profitability and Free Cash Flow, Significant Opportunities in Growth Initiatives, Offshoring and AI
Full Year Financial Highlights:
•Total revenue of $2.8B, up 52.1%
•Net income of $115.4M, up 181.3%; GAAP EPS of $1.83, up 134.6%
•Adjusted EBITDA of $446.9M, up 125.5%; Adjusted diluted EPS of $3.61, up 79.6%
•Operating cash flow of $192.5M, up 55.6%; Free cash flow of $175.5M, up 58.4%
•Repurchased 2.5M shares for $168M; Board authorization for an additional 5M shares in February
•2026 outlook contemplates low to mid-single digit revenue growth, improved profitability and strong free cash flow conversion
CLEVELAND (February 25, 2026) – CBIZ, Inc. (NYSE: CBZ) (“CBIZ” or the “Company”), a leading national professional services advisor, today announced fourth quarter and full year results for the period ended December 31, 2025.
Management Commentary:
Jerry Grisko, CBIZ President and Chief Executive Officer, said, “The fourth quarter capped a year of tremendous progress. In 2025, we focused on coming together to operate as a new company with integration of Marcum nearly complete. We standardized tools, processes, and workflows across the business and consolidated our offices and platforms to enable our teams to work together. We formed industry groups, allowing us to begin offering clients more tailored, industry-specific solutions. Additionally we leveraged our combined scale and investments in offshoring, AI, and innovation to begin transforming our cost structure”.

Grisko continued, “As we enter 2026, we are building on this foundational work completed in 2025. We are executing on four strategic priorities to drive growth: Attract and retain top talent, elevate our national brand campaign, lead with industry specialization, and deliver value through our enhanced depth and breadth of services. Together, these priorities will strengthen how we serve clients and compete in our core markets. We expect to drive continued improvement in revenue growth, profitability and free cash flow as we move

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through 2026 and are focused on continuing our long history of compounding revenue and earnings at attractive growth levels, and creating significant value for our clients and shareholders.”
Business Highlights:
•Attracted top talent in the industry, securing new key additions to senior leadership to drive growth, deepen our industry groups and advance adoption of AI and innovation
•Created over 200+ million branding impressions with our national brand campaign in 2025 that elevated awareness and resulted in over 50,000 net new leads generated
•Completed the initial rollout of CBIZ’s industry vertical model, with leaders in place across 12 priority industries - gaining traction with cross-serving clients highlighted by several notable wins
•Advanced integration milestones during the quarter, with the majority of integration work complete and synergies tracking ahead of plan
•Ranked as the #1 construction accounting firm by Construction Executive
2026 Financial Outlook:

Metric	2025 Result	2026 Outlook
Total Revenue	$2.76B	~$2.8B to $2.9B
Adjusted EPS	$3.61/share	~$3.75 to $3.85
Adjusted EBITDA	$447M	~$450M to $460M
Free Cash Flow	$176M	~$270M to $290M
2026 Financial Outlook Additional Support:
•Revenue outlook represents approximately 2% to 5% growth
•Effective tax rate of approximately 28.5%
•Weighted average fully diluted share count of approximately 62 million shares
•Free Cash Flow represents approximately 60% conversion of Adjusted EBITDA
Conference Call
CBIZ will host a conference call today at 5 p.m. (ET) to discuss its fourth quarter and full year results. The call will be webcast, and an archived replay will be available at https://cbiz.gcs-web.com/investor-overview. Participants can register for the conference call at https://dpregister.com/sreg/10205902/1031778be4c.
About CBIZ
CBIZ, Inc. (NYSE: CBZ) is a leading professional services advisor to middle market businesses nationwide. With industry knowledge and expertise in accounting, tax, advisory, benefits, insurance, and technology, CBIZ delivers actionable insights to help clients anticipate what is next and discover new ways to accelerate growth. CBIZ has more than 9,500 team members across 23 major markets coast to coast. For more information, visit www.cbiz.com.
Forward-Looking Statements
This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as

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amended (the “Exchange Act”). All statements other than statements of historical fact included in this release, including, without limitation our “2026 Outlook,” regarding our financial positions, business strategy plans and objectives for future performance are forward-looking statements. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements are commonly identified by the use of such terms and phrases as “will,” “could,” “can,” “may,” “strive,” “hope,” “intend,” “believe,” “estimate,” “continue,” “plan,” “expect,” “project,” “anticipate,” “outlook,” “foreseeable future,” “seek” and words or phrases of similar import in connection with any discussion of future operating or financial performance. In particular, these include statements relating to future actions, future performance or results of current and anticipated services, sales efforts, expenses, and financial results.

From time to time, we may also provide oral or written forward-looking statements in other materials we release to the public. Any or all of our forward-looking statements in this release and in any other public statements that we make, are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, but are not limited to: payments on accounts receivable may be slower than expected, or amounts due on receivables or notes may not be fully collectible; our business could be adversely affected if the non-attest business assets we acquired from Marcum LLP (“Marcum”) do not perform to our expectations or we underestimate the liabilities we have assumed; we are dependent on the services of our executive officers, and other key employees, the loss of any of whom may have a material adverse effect on our business, financial condition and results of operations; our profitability could suffer if we are not able to effectively utilize our employees, maintain operational efficiencies or manage our cost structure; restrictions imposed by independence requirements, and conflict of interest rules, as well as the nature and terms of our current administrative service agreements, limit our ability to provide services to clients of the attest firms with which we have contractual relationships and the ability of such attest firms to provide attestation services to our clients; our goodwill and other intangible assets could become impaired, which could lead to material non-cash charges against earnings and an adverse on our results of operations and financial condition; certain liabilities resulting from acquisitions are estimated and could lead to a material impact on our results of operations; we may fail to realize the anticipated benefits of acquisitions, or they may prove disruptive and could result in the combined business failing to meet our expectations; claims or adverse publicity could harm our brand, reputation and ability to compete and attract and retain clients, talent and future acquisition targets; we may not be able to acquire and finance additional businesses, which could limit our ability to pursue our business strategy; we will incur transaction, integration, and restructuring costs in connection with our acquisition program; governmental regulations and interpretations are subject to changes, which could have a material adverse effect on our financial condition; uncertainty in the current economic and geopolitical environment could lead to declines in demand for certain of our services; changes in the United States healthcare environment, including new healthcare legislation, may adversely affect the revenue and margins in our healthcare benefit business; we are subject to risks relating to processing customer transactions for our payroll and other transaction processing businesses; cyberattacks or other security breaches involving our computer systems or the systems of one or more of our vendors could materially and adversely affect our business; we are subject to risk as it relates to software that we license from third parties; we are reliant on information processing systems and any failure or disruptions of these systems could have a material adverse effect on our business, financial condition and results of operations; we could be held liable for errors and omissions; the business services industry is competitive and fragmented, if we are unable to compete effectively, our business, financial condition and results of operations could be

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negatively impacted; failure to maintain our reputation and brand could impact our ability to attract and retain clients, employees and future acquisition targets, and may have a material adverse effect on our business, financial condition and results of operations; we are dependent on our existing client base and our ability to retain and expand our relationships with those clients. Our clients may terminate our engagements with little or no notice and without penalty, which may result in unexpected declines in our revenue or unexpected costs; given our levels of share-based compensation, our tax rate may vary significantly depending on our stock price; we may be subject to the actions of activist stockholders; rapid technological changes could significantly impact our competitive position, client relationships and operating results and our ability to realize the anticipated benefits of our acquisition of the non-attest business assets and liabilities of Marcum and CBIZ CPAs P.C.’s purchase from Marcum of substantially all of Marcum’s attest business assets (the “Transaction”); climate change legislation or regulations restricting emissions of greenhouse gases could result in increased operating costs; the widespread outbreak of a communicable illness or any other public health crisis could adversely affect our business, financial condition and results of operations; we require a significant amount of cash for interest payments on our debt and to expand our business as planned; terms of the 2024 Credit Facilities could adversely affect our ability to run our business and/or reduce stockholder returns; our failure to satisfy covenants in our debt instruments could cause a default under those instruments; our increased leverage following the Transaction may adversely impact our business; we may be more sensitive to revenue fluctuations than other companies, which could result in fluctuations in the market price of our common stock; the significant number of shares issuable as the stock consideration in the Transaction may adversely impact our stock price; the future issuance of additional shares could adversely affect the price of our common stock; there is volatility in our stock price; and the price of our common stock could be adversely impacted if we do not perform to expectations following the Transaction.

Such forward-looking statements can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. Should one or more of these risks materialize, or should the underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, projected or implied.

Consequently, no forward-looking statement can be guaranteed. Our actual future results may vary materially and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. You are advised, however, to consult any further disclosures we make on related subjects in the current, quarterly, periodic and annual reports we file with the Securities and Exchange Commission (“SEC”). Also note that we provide cautionary discussion of the risks, uncertainties and possibly inaccurate assumptions relevant to our businesses in “Item 1. Business” and “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024. These are factors that we think could cause our actual results to differ materially from expected and historical results. Other factors besides those described here could also adversely affect our operating or financial performance.
Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with United States Generally Accepted Accounting Principles (“GAAP”), we also present Adjusted Net Income (Loss), Adjusted Diluted Earnings Per Share (“EPS”), Adjusted EBITDA, and Free Cash Flow, which are non-GAAP measures. These non-GAAP measures are adjusted to exclude the impact of the

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Transaction, integration costs, amortization of acquired intangible assets, and other significant non-operating related gains and losses management does not consider ongoing in nature.

The presentation of non-GAAP financial information is designed to supplement the Company’s financial information presented in accordance with GAAP, is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. We use these non-GAAP financial measures for financial and operational decision-making, and to evaluate results relative to employee compensation targets. We believe that these non-GAAP financial measures provide meaningful supplemental information to stockholders, debt holders, and other interested parties in assessing our performance. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance by excluding significant acquisition expenses, certain one-time non-recurring items, and gains and losses that management does not consider ongoing in nature. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key measures used by management in its financial and operational decision-making and (2) they are used by our stockholders and analyst community to determine the health of our business. These non-GAAP measures may not be comparable to similar non-GAAP measures presented by other companies. The presentation of such non-GAAP measures, which may include exclusions of non-recurring items, should not be construed as an inference that the Company's future results will be unaffected by other non-recurring items.

Management provides specific information regarding the GAAP amounts excluded from or included in these non-GAAP financial measures. Additionally, management provides reconciliations of these non-GAAP financial measures to their most comparable financial measures in accordance with GAAP. Please see the schedules captioned “GAAP Reconciliation” at the end of this release for additional information and the applicable reconciliations.

The Company does not reconcile its forward-looking non-GAAP financial measures to the corresponding U.S. GAAP measures, due to variability and difficulty in making accurate forecasts and projections and/or certain information not being ascertainable or accessible; and because not all of the information necessary for a quantitative reconciliation of these forward-looking non-GAAP financial measures to the most directly comparable U.S. GAAP financial measure, is available to the Company without unreasonable efforts. For the same reasons, the Company is unable to address the probable significance of the unavailable information. The Company provides non-GAAP financial measures that it believes will be achieved; however it cannot accurately predict all of the components of the adjusted calculations and the U.S. GAAP measures may be materially different than the non-GAAP measures.

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CBIZ, INC.
FINANCIAL HIGHLIGHTS (UNAUDITED)
THREE MONTHS ENDED DECEMBER 31, 2025 AND 2024
(In thousands, except percentages and per share data)

	Three Months Ended December 31,
	2025	%	2024	%
Revenue	$542,663	100.0%	$460,279	100.0%
Operating expenses (1)	593,410	109.4	522,179	113.4
Gross loss	(50,747)	(9.4)	(61,900)	(13.4)
Corporate general and administrative expenses (1)	34,411	6.3	44,765	9.7
Operating loss	(85,158)	(15.7)	(106,665)	(23.1)
Other (expense) income:
Interest expense	(26,232)	(4.8)	(19,016)	(4.1)
Loss on sale of operations, net	(413)	(0.1)	(21)	—
Other income, net (1) (2)	1,543	0.3	331	0.1
Total other (expense) income, net	(25,102)	(4.6)	(18,706)	(4.0)
Loss before income tax benefit	(110,260)	(20.3)	(125,371)	(27.1)
Income tax benefit	(30,843)		(34,648)
Net loss	$(79,417)	(14.6)%	$(90,723)	(19.7)%

Diluted loss per share	$(1.28)		$(1.53)

Diluted weighted average common shares outstanding	61,917		59,149
Other data:
Adjusted EBITDA (3)	$(28,699)		$(48,293)
Adjusted Diluted EPS (3)	$(0.70)		$(0.90)

(1)CBIZ sponsors a deferred compensation plan, under which select CBIZ employees compensation deferral is held in a rabbi trust and invested as directed by the employee. Income and expenses related to the deferred compensation plan are included in "Operating expenses" and "Corporate general and administrative expenses," and are directly offset by deferred compensation gains or losses in "Other income (expense), net." The deferred compensation plan has no impact on "Income before income tax expense."
Income and expenses related to the deferred compensation plan for the quarters ended December 31, 2025 and 2024:

	Three Months Ended December 31,
	2025	% of Revenue	2024	% of Revenue
	(Amounts in thousands)
Operating expenses	$3,184	0.6%	$612	0.1%
Corporate general and administrative expenses	$565	0.1%	$(77)	—%
Other income, net	$3,749	0.7%	$535	0.1%

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Excluding the impact of the above-mentioned income and expenses related to the deferred compensation plan, the operating results for the quarters ended December 31, 2025 and 2024:

	Three Months Ended December 31, 2025				Three Months Ended December 31, 2024
	(Amounts in thousands, except percentages)
	As Reported	Deferred Compensation Plan	Adjusted	% of Revenue	As Reported	Deferred Compensation Plan	Adjusted	% of Revenue
Gross margin	$(50,747)	$3,184	$(47,563)	(8.8)%	$(61,900)	$612	$(61,288)	(13.3)%
Operating loss	(85,158)	3,749	(81,409)	(15.0)%	(106,665)	535	(106,130)	(23.1)%
Other income (expense), net	1,543	(3,749)	(2,206)	(0.4)%	331	(535)	(204)	—%
Loss before income tax benefit	(110,260)	—	(110,260)	(20.3)%	(125,371)	—	(125,371)	(27.1)%

(2)Deferred compensation decreased "Other income, net" by $3.7 million for the three months ended December 31, 2025, and by $0.5 million for the same period in 2024. These amounts offset the net deferred compensation within operating expense and corporate G&A expense. There is no impact to the “Loss before income tax benefit”. Excluding deferred compensation from Other income (expense), net the adjusted amount would be an expense of $2.2 million and $0.2 million for the three months ended December 31, 2025, and 2024, respectively.

(3)Refer to the schedules reconciling Adjusted Diluted EPS and Adjusted EBITDA to the most directly comparable GAAP financial measures at the end of this release, and for additional information as to the usefulness of the non-GAAP financial measures to stockholders and investors.

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CBIZ, INC.
FINANCIAL HIGHLIGHTS (UNAUDITED)
TWELVE MONTHS ENDED DECEMBER 31, 2025 AND 2024
(In thousands, except percentages and per share data)

	Twelve Months Ended December 31,
	2025	%	2024	%
Revenue	$2,757,991	100.0%	$1,813,472	100.0%
Operating expenses (1)	2,402,598	87.1	1,631,003	89.9
Gross margin	355,393	12.9	182,469	10.1
Corporate general and administrative expenses (1)	121,383	4.4	108,753	6.0
Operating income	234,010	8.5	73,716	4.1
Other income (expense):
Interest expense	(107,215)	(3.9)	(34,379)	(1.9)
Gain on sale of operations, net	711	—	4,932	0.3
Other income, net (1) (2)	33,329	1.2	13,538	0.7
Total other (expense) income, net	(73,175)	(2.7)	(15,909)	(0.9)
Income before income tax expense	160,835	5.8	57,807	3.2
Income tax expense	45,391		16,769
Net income	$115,444	4.2%	$41,038	2.3%

Diluted income per share	$1.83		$0.78

Diluted weighted average common shares outstanding	63,240		52,661
Other data:
Adjusted EBITDA (3)	$446,898		$198,198
Adjusted EPS (3)	$3.61		$2.01
(1)CBIZ sponsors a deferred compensation plan, under which select CBIZ employees compensation deferral is held in a rabbi trust and invested as directed by the employee. Income and expenses related to the deferred compensation plan are included in "Operating expenses" and "Corporate general and administrative expenses," and are directly offset by deferred compensation gains or losses in "Other income (expense), net." The deferred compensation plan has no impact on "Income before income tax expense."
Income and expenses related to the deferred compensation plan for the years ended December 31, 2025 and 2024:

	Twelve Months Ended December 31,
	2025	% of Revenue	2024	% of Revenue
	(Amounts in thousands)
Operating expenses	$20,316	0.7%	$18,776	1.0%
Corporate general and administrative expenses	$2,980	0.1%	$2,367	0.1%
Other income, net	$23,296	0.8%	$21,143	1.2%

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Excluding the impact of the above-mentioned income and expenses related to the deferred compensation plan, the operating results for the years ended December 31, 2025 and 2024:

	Twelve Months Ended December 31, 2025				Twelve Months Ended December 31, 2024
	(Amounts in thousands, except percentages)
	As Reported	Deferred Compensation Plan	Adjusted	% of Revenue	As Reported	Deferred Compensation Plan	Adjusted	% of Revenue
Gross margin	$355,393	$20,316	$375,709	13.6%	$182,469	$18,776	$201,245	11.1%
Operating income	234,010	23,296	257,306	9.3%	73,716	21,143	94,859	5.2%
Other income (expense), net	33,329	(23,296)	10,033	0.4%	13,538	(21,143)	(7,605)	(0.4)%
Income before income tax expense	115,444	—	115,444	4.2%	57,807	—	57,807	3.2%
(2)Deferred compensation increased "Other income, net" by $23.3 million for the twelve months ended December 31, 2025, and by $21.1 million for the same period in 2024. These amounts offset the net deferred compensation within operating expense and corporate G&A expense. There is no impact to the “Income (loss) before income tax expense. Excluding deferred compensation from Other income (expense), net the adjusted amount would be Other Income, net, of $10.0 million which was primarily attributable to the $12.5 million legal settlement gain within the twelve months ended December 31, 2025, and an expense of $7.6 million for the same period in 2024.
(3)Refer to the schedules reconciling Adjusted Diluted EPS and Adjusted EBITDA to the most directly comparable GAAP financial measures at the end of this release and for additional information as to the usefulness of the non-GAAP financial measures to stockholders and investors.

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CBIZ, INC.
FINANCIAL HIGHLIGHTS (UNAUDITED)
(In thousands)
SELECT SEGMENT DATA

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Revenue
Financial Services	$439,460	$358,381	$2,301,462	$1,362,539
Benefits and Insurance Services	91,341	91,181	409,633	401,048
National Practices	11,862	10,717	46,896	49,885
Total	$542,663	$460,279	$2,757,991	$1,813,472

Gross (Loss) Margin
Financial Services	$(46,617)	$(66,231)	$336,593	$148,918
Benefits and Insurance Services	10,092	12,754	74,937	72,776
National Practices	1,260	1,154	4,863	5,260
Operating expenses - unallocated (1)
Other expense	(12,298)	(8,965)	(40,684)	(25,709)
Deferred compensation	(3,184)	(612)	(20,316)	(18,776)
Total	$(50,747)	$(61,900)	$355,393	$182,469

(1)Represents operating expenses not directly allocated to individual businesses, including stock-based compensation, consolidation and integration charges, and certain advertising expenses. "Operating expenses - unallocated" also includes gains or losses attributable to the assets held in a rabbi trust associated with the Company's deferred compensation plan. These gains or losses do not impact "Income before income tax expense" as they are directly offset by the same adjustment to "Other income (expense), net" in the Consolidated Statements of Comprehensive Income. Net gains or losses recognized from adjustments to the fair value of the assets held in the rabbi trust are recorded as compensation expense (income) in "Operating expenses" and “Corporate, general and administrative expenses,” and offset in "Other income (expense), net."

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CBIZ, INC.
SELECT CASH FLOW DATA (UNAUDITED)
(In thousands)

	Twelve Months Ended December 31,
	2025	2024
Net income	$115,444	$41,038
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on sale of operations, net	(711)	(4,932)
Depreciation and amortization expense	98,270	48,060
Bad debt expense, net of recoveries	7,290	3,792
Adjustments to contingent earnout liability, net	2,588	6,993
Deferred income taxes	4,632	(8,621)
Stock-based compensation expense	26,004	13,836
Amortization of deferred financing fees	5,472	1,259
Other, net	5,139	(1,129)
Changes in assets and liabilities, net of acquisitions and divestitures
Accounts receivable, net	(27,096)	48,218
Other assets	(22,936)	2,809
Accounts payable	443	(18,846)
Income taxes payable	17,148	(7,544)
Accrued personnel costs	14,202	(5,830)
Other liabilities	(53,404)	4,589
Net cash provided by operating activities	192,485	123,692
Net cash used in investing activities	(15,853)	(1,129,283)
Net cash used in financing activities	(145,712)	1,035,613
Net (decrease) increase in cash, cash equivalents and restricted cash	30,920	30,022
Cash, cash equivalents and restricted cash at beginning of year	187,170	157,148
Cash, cash equivalents and restricted cash at end of period	$218,090	$187,170

Reconciliation of cash, cash equivalents and restricted cash to the consolidated balance sheet:
Cash and cash equivalents	18,290	13,826
Restricted cash	38,234	38,661
Cash equivalents included in funds held for clients	161,566	134,683
Total cash, cash equivalents and restricted cash	$218,090	$187,170

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CBIZ, INC.
GAAP RECONCILIATION
Operating Cash Flow to Free Cash Flow(1)
(Unaudited. Amounts in thousands, except per share data)

	Twelve Months Ended December 31,
	2025	2024
Net cash provided by operating activities	$192,485	$123,692
Less:
Additions to property and equipment	(16,959)	(12,914)
Free Cash Flow	$175,526	$110,778

(1)This table reconciles Free Cash Flow to the most directly comparable GAAP financial measure of net cash provided by operating activities. Free Cash Flow is a non-GAAP measure that management believes provides a more complete understanding of the factors and trends affecting our cash flows. This information is useful to investors, as it offers a measure of cash generated from our business that can be used for our strategic business objectives.

CBIZ, INC.
SELECT FINANCIAL DATA AND RATIOS (UNAUDITED)
(In thousands)

	December 31, 2025	December 31, 2024
Cash and cash equivalents	$18,290	$13,826
Restricted cash	38,234	38,661
Accounts receivable, net	555,995	534,858
Current assets before funds held for clients	692,212	659,873
Funds held for clients	207,037	175,853
Goodwill and other intangible assets, net	2,869,790	2,945,470

Total assets	$4,409,528	$4,470,883

Current liabilities before client fund obligations, excluding current debt	462,484	463,697
Client fund obligations	206,738	175,928
Total current portion of long-term debt, net (1)	66,372	66,177
Total long-term debt, net (1)	1,389,552	1,333,755

Total liabilities	$2,647,461	$2,690,900

Treasury stock	(1,078,521)	(910,601)

Total stockholders' equity	$1,762,067	$1,779,983

Debt to equity	82.6%	78.6%
Days sales outstanding (DSO) (2)	71	73

Shares outstanding	54,380	50,198
Basic weighted average common shares outstanding	62,909	52,375
Diluted weighted average common shares outstanding	63,240	52,661
(1)Reflects the net debt for the Term Loan and Revolving Credit Facility with the associated debt issuance costs in short-term and long-term liabilities. For further discussion, see Note 10. Debt and Financing Arrangements for further discussion of the short-term and long-term debt.

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(2)DSO represents accounts receivable, net, at the end of the period, divided by trailing twelve-month daily revenue, adjusted for the impact of acquisitions and certain other items. The Company has included DSO data because such data is commonly used as a performance measure by analysts and investors and as a measure of the Company's ability to collect on receivables in a timely manner. DSO should not be regarded as an alternative or replacement to any measurement of performance under GAAP.

NYSE: CBZ ● www.CBIZ.com

CBIZ, INC.
GAAP RECONCILIATION
Net Income (Loss) and Diluted Earnings Per Share (“EPS”) to Adjusted Net Income (Loss), Adjusted Diluted EPS and Adjusted EBITDA(1)
(Unaudited. Amounts in thousands, except per share data)

	Three Months Ended December 31, 2025
	Financial Services		Benefits and Insurance Services		National Practices		Corporate & Other		Consolidated	EPS
Net income (loss)	$(48,136)		$10,813		$1,261		$(43,355)		$(79,417)	$(1.28)
Adjustments:
Amortization of acquired intangible assets	17,105		1,595		—		—		18,700	0.30
Gain on sale of operations, net	(1,076)		—		—		1,489		413	0.01
Litigation costs (2)	—		—		—		2,545		2,545	0.04
Integration costs related to Marcum	14,010		481		—		11,104		25,595	0.41
Other adjustments (3)	—		—		—		2,836		2,836	0.05
Income tax effect related to adjustments	—		—		—		(14,245)		(14,245)	(0.23)
Adjusted net income (loss)	$(18,097)		$12,889		$1,261		$(39,626)		$(43,573)	$(0.70)
Interest expense	—		—		—		26,232		26,232
Income tax expense	—		—		—		(30,843)		(30,843)
Tax effect related to the adjustments above	—		—		—		14,245		14,245
Depreciation (4)	3,635		515		2		1,088		5,240
Adjusted EBITDA	$(14,462)	$—	$13,404	$—	$1,263	$—	$(28,904)	$—	$(28,699)
As a % of Revenue	(3.3)%		14.7%		10.6%		N/A		(5.3)%

	Three Months Ended December 31, 2024
	Financial Services		Benefits and Insurance Services		National Practices		Corporate & Other		Consolidated	EPS
Net income (loss)	$(65,838)		$12,814		$1,134		$(38,833)		$(90,723)	$(1.53)
Adjustments:
Amortization of acquired intangible assets	12,934		1,790		—		—		14,724	0.25
Gain on sale of operations, net	—		—		—		21		21	—
Litigation costs (2)	—		—		—		314		314	0.01
Integration costs related to Marcum	841		22				33,158		34,021	0.58
Other adjustments (3)	168		—		—		4,072		4,240	0.07
Income tax effect related to adjustments	—		—		—		(15,819)		(15,819)	(0.28)
Adjusted net income (loss)	$(51,895)		$14,626		$1,134		$(17,087)		$(53,222)	$(0.90)
Interest expense	—		—		—		19,016		19,016
Income tax expense	—		—		—		(34,648)		(34,648)
Tax effect related to the adjustments above	—		—		—		15,819		15,819
Depreciation	3,030		563		1		1,148		4,742
Adjusted EBITDA	$(48,865)		$15,189		$1,135		$(15,752)		$(48,293)
As a % of Revenue	(13.6)%		16.7%		10.6%		N/A		(10.5)%

NYSE: CBZ ● www.CBIZ.com

(1)This table reconciles Adjusted net income (loss), Adjusted diluted EPS, and Adjusted EBITDA to the most directly comparable GAAP financial measures. Adjusted net income (loss), Adjusted diluted EPS, and Adjusted EBITDA exclude the impact of the Transaction and other significant non-operating related gains and losses that management does not consider on-going in nature. Please refer to the 'Non-GAAP Financial Measures' section for further management discussion.
(2)These costs include, but are not limited to, one-time and non-recurring legal settlement gains and losses, legal costs associated with the settled cases, and legal costs associated with cases and claims against legacy Marcum.
(3)These costs represent third-party consulting and professional services fees associated with a non-recurring project for the three months ended December 31, 2025. For the same period in 2024, the other adjustments primarily included the Company’s facility optimization effort and integration costs related to non-Marcum acquisitions we had in 2024.
(4)Depreciation expense reported for the three months ended December 31, 2025 excluded the depreciation expense reported as “Integration costs related to acquisitions” above. The accelerated depreciation was associated with certain technology assets from the Transaction.

NYSE: CBZ ● www.CBIZ.com

CBIZ, INC.
GAAP RECONCILIATION
Net Income (Loss) and Diluted Earnings Per Share (“EPS”) to Adjusted Net Income (Loss), Adjusted Diluted EPS and Adjusted EBITDA(1)
(Unaudited. Amounts in thousands, except per share data)

	Twelve Months Ended December 31, 2025
	Financial Services		Benefits and Insurance Services		National Practices		Corporate & Other		Consolidated	EPS
Net income (loss)	$334,614		$76,073		$5,988		$(301,231)		$115,444	$1.83
Adjustments:
Amortization of acquired intangible assets	68,176		6,728		—		—		74,904	1.18
Gain on sale of operations, net	(1,076)		—		(1,124)		1,489		(711)	(0.01)
Litigation costs (2)	—		—		—		(8,811)		(8,811)	(0.14)
Integration costs related to Marcum	31,850		1,090		—		56,149		89,089	1.41
Other adjustments (3)	—		—		—		2,836		2,836	0.04
Income tax effect related to adjustments	—		—		—		(44,396)		(44,396)	(0.70)
Adjusted net income (loss)	$433,564		$83,891		$4,864		$(293,964)		$228,355	$3.61
Interest expense	—		—		—		107,215		107,215
Income tax expense	—		—		—		45,391		45,391
Tax effect related to the adjustments above	—		—		—		44,396		44,396
Depreciation (4)	14,995		2,123		6		4,417		21,541
Adjusted EBITDA	$448,559	$—	$86,014	$—	$4,870	$—	$(92,545)	$—	$446,898
As a % of Revenue	19.5%		21.0%		10.4%		N/A		16.2%

	Twelve Months Ended December 31, 2024
	Financial Services		Benefits and Insurance Services		National Practices		Corporate & Other		Consolidated	EPS
Net income (loss)	149,540		72,925		10,189		(191,616)		41,038	0.78
Adjustments:
Amortization of acquired intangible assets	24,869		7,873		—		1		32,743	0.62
Gain on sale of operations, net	—		—		(4,932)		—		(4,932)	(0.09)
Litigation costs (2)	—		—		—		5,564		5,564	0.11
Integration costs related to Marcum	883		22		—		54,561		55,466	1.05
Other adjustments (3)	404		169		—		1,282		1,855	0.04
Income tax effect related to adjustments	—		—		—		(26,310)		(26,310)	(0.50)
Adjusted net income (loss)	$175,696		$80,989		$5,257		$(156,518)		$105,424	$2.01
Interest expense	—		—		—		34,379		34,379
Income tax expense	—		—		—		16,769		16,769
Tax effect related to the adjustments above	—		—		—		26,310		26,310
Depreciation (4)	8,440		2,279		25		4,572		15,316
Adjusted EBITDA	$184,136		$83,268		$5,282		$(74,488)		$198,198
As a % of Revenue	13.5%		20.8%		10.6%		N/A		10.9%
(1)This table reconciles Adjusted net income (loss), Adjusted diluted EPS, and Adjusted EBITDA to the most directly comparable GAAP financial measures. Adjusted net income (loss), Adjusted diluted EPS, and Adjusted EBITDA exclude the impact of the Transaction and other significant non-operating related gains and losses that management does not consider on-going in nature. Please refer to the 'Non-GAAP Financial Measures' section for further management discussion.

NYSE: CBZ ● www.CBIZ.com

(2)These costs include, but are not limited to, one-time and non-recurring legal settlement gains and losses, legal costs associated with the settled cases, and legal costs associated with cases and claims against legacy Marcum. During the twelve months ended December 31, 2025, the Company recorded a gain of $12.5 million related to a legal settlement payment from a small group of former employees. The gain was recorded in “other income (expense), net” on the consolidated statement of comprehensive income for the twelve months ended December 31, 2025.
(3)These costs represent third-party consulting and professional services fees associated with a non-recurring project for the twelve months ended December 31, 2025. For the same period in 2024, the other adjustments primarily included the Company’s facility optimization effort and integration costs related to non-Marcum acquisitions we had in 2024.
(4)Depreciation expense reported for 2025 excluded $1.8 million of depreciation expense reported as integration costs related to acquisitions above. The accelerated depreciation was associated with certain technology assets from the acquisition of Marcum.

Contacts:
Media: Amy McGahan, Director of Corporate & Strategic Communications, amy.mcgahan@cbiz.com

Investor Relations: Chris Sikora, Vice President, Investor Relations & Corporate Finance, chris.sikora@cbiz.com

CBIZ, Inc., Cleveland, Ohio, (216) 447-9000

NYSE: CBZ ● www.CBIZ.com